UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 27, 2014

PORT OF CALL ONLINE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-188575	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3090 Boeing Road
Cameron Park, CA 95682
(Address of principal executive offices)

Registrant’s telephone number, including area code: (530) 676-7873

1670 Sierra Avenue, Suite 402
Yuba City, CA  95993
 (Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01       Changes in Registrant’s Certifying Accountant

On October 27, 2014, the Company’s Board of Directors took action to replace its current certifying accountants, Anton & Chia, LLP, with the accounting firm of Rose, Snyder & Jacobs, LLP ("RSJ"), 15821 Ventura Blvd., Suite 490, Encino, CA 91436. The engagement of RSJ was effective on October 27, 2014.

During the two fiscal years ended December 31, 2013 and 2012 and as of October 27, 2014, there were no disagreements with Anton & Chia, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Anton & Chia, LLP, would have caused them to make reference in connection with their report to the subject matter of the disagreement. Furthermore, Anton & Chia, LLP has not advised the Company of any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

The report of the independent registered public accounting firm of Anton & Chia, LLP as of and for the years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principle. However, the reports contained a “going concern” paragraph.

A copy of the foregoing disclosures was provided to Anton & Chia, LLP prior to the date of the filing of this report. Attached as an exhibit is a letter from Anton & Chia, LLP addressed to the Securities and Exchange Commission, stating that Anton & Chia agreed with the statements above. The Company is filing this letter as Exhibit 16.1.

Prior to RSJ's engagement, the Company did not consult with that firm as to the type of audit opinion that might be rendered on the Company’s financial statements nor did RSJ provide any written or oral advice relating to any accounting, auditing or financial issue relating to the Company regarding any of the matters or events set forth in Item 304(a)(2) or Item 304(b) of Regulation S-K.

Item 5.02       Election of Director; Appointment of Certain Officers

On October 27, 2014, Scott Dockter, the Registrant’s sole director, appointed Calvin Lim to fill the Board vacancy left by M. Gertrude Shea’s resignation. Mr. Lim, age 57, owned and operated two large Chinese restaurants in Sacramento from 1981 to 2003. From 1984 to 2006 he served as President of Hoi Sing Inc., which was a company which invested in properties located in Hong Kong and China and he is co-owner of the Oriental Trading Company which is involved in the Chinese imports and exports business. Mr. Lim earned his bachelor’s degree in Business Administration from Sacramento State University. Mr. Lim is not currently an officer or director of any other reporting company.

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Effective as of October 27, 2014 Mr. Dockter resigned his positions as Chief Financial Officer and Secretary and on October 27, 2014 the Board appointed Amy Clemens as Chief Financial Officer and Secretary. Ms. Clemens, age 58, has over 30 years’ experience in corporate finance, budget, internal audit and business management.  Before joining the Company she served as the Chief Operations Officer for OPTEC Solutions, LLC, providing manned and unmanned aerial solutions to the Department of Defense.  She also brings several years’ experience working in the petrochemical industry. She is also President of an all-volunteer organization known as the Golden West Aviation Association. Ms. Clemens earned her bachelor’s degree in History with a minor in Business and master’s degree in History from the University of Texas at San Antonio.  Currently, she is working on her degree in Doctoral Management from the University of Phoenix.

Item 8.01       Other Events

On October 22, 2014 the Company issued a press release regarding its proposed new business focus and information relating to the Company’s new CEO and CFO. The Company is filing the press release as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits

(d)     Exhibits

16.1      Letter from Anton & Chia LLP regarding change in certifying accountants.
99.1      Press Release dated October 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2014	PORT OF CALL ONLINE, INC.

	By:	/s/ Scott Dockter
Scott Dockter
Chief Executive Officer

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